UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2007

BIOMODA INC.
(Exact Name of Registrant as Specified in its Charter)

New Mexico
(State or Other Jurisdiction of Incorporation)

333-90738	85-0392345
(Commission File Number)	(I.R.S. Employer Identification No.)

8301 Washington St NE Suite 6
Albuquerque, NM 87113
(Address of Principal Executive Offices, Including Zip Code)

(505) 821-0875
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 Leslie S. Robins was removed for cause from the board of directors (the “Board”) of Biomoda, Inc. (the “Company”) at a special meeting of the Board held on Tuesday August 7, 2007.  The Board removed Mr. Robins from the Board due to his actions related to the unauthorized issuance of shares of the Company’s common stock and unauthorized use of Company funds.  Mr. Robins did not serve on any committees of the Board.

On August 14, 2007, the Board also ratified the President’s termination of Mr. Robins as Vice President and Secretary of Biomoda effective July 21, 2007.  Mr. Robins was terminated for cause as described above.

The Company has furnished Mr. Robins a copy of this Form 8-K and will file any letter received from Mr. Robins on this matter within two business days of receipt of such letter.

Dr. Albert Goodman resigned from the Board effective August 1, 2007.   Dr. Goodman did not serve on any committees of the Board

 Item 8.01 Other Events

The Company previously conducted an offering of up to 6,000,000 shares of its common stock pursuant to a registration statement on Form SB-2, File No. 333-90738, and Form SB-2MEF, File No. 333-122539.  This registration statement became stale on November 4, 2005, prior to selling any shares under this registered offering.  The Board is currently investigating the issuance of the following shares of common stock purportedly under the SB-2 registration statement pursuant to Mr. Robins’ sole and unauthorized direction: 343,000 shares on or about June 5, 2007, 230,000 shares on or about June 8, 2007, 500,000 shares on or about June 25, 2007, 90,000 shares on or about July 11, 2007, 50,000 shares on or about July 11, 2007, and 555,000 shares on or about July 13, 2007.  Based upon the Board’s initial investigation, all of such shares were issued without registration under the Securities Act of 1933, as amended, or any exemption therefrom.  As a result, such shares were issued in violation of the Securities Act of 1933, as amended.  Such violations may subject the Company to enforcement action by the Securities and Exchange Commission.

The Company continues to conduct its investigation of the issuance of such securities and other actions of Mr. Robins, as well as the Company’s controls and procedures related to securities issuances and asset management.

On July 25, 2007, Leslie Robins filed a Complaint for Declaratory Judgment and Application for Temporary Restraining Order/ Preliminary and Permanent Injunction against Biomoda, John J. Cousins and Maria Zannes (collectively, the “Biomoda Parties”), Cause No. CB-2007-06529, Second Judicial District Court, State of New Mexico.  Also listed as nominal Plaintiffs were Advanced Optics Electronics, Inc. and Ari Maayan. The lawsuit alleges that the Biomoda Parties are attempting a hostile takeover of Biomoda by unlawfully removing Mr. Robins.  At oral argument held on August 7, 2007, the Court denied Plaintiffs’ motion for a temporary restraining order that sought to enjoin the removal of Mr. Robins from the Board and denied Mr. Robins’ motion to place Biomoda in receivership.  The Biomoda Parties filed an answer and counterclaim to this lawsuit on August 13, 2007, in which they denied all of the Plaintiff’s substantive claims and provided affirmative defenses.  In addition, the Biomoda Parties counterclaimed that Mr. Robins actions in (i) directing the unauthorized and unregistered sale of securities in violation of the Securities Act of 1933, as amended (ii) improper diversion of cash and other assets from Biomoda, (iii) improper dumping of Biomoda shares into the public markets, and (iv) defamation of officers and directors of Biomoda, has materially harmed Biomoda.  The Biomoda Plaintiffs are seeking a temporary restraining order, preliminary injunction and permanent injunction preventing Mr. Robins from acting in any capacity on behalf of Biomoda and seeking to freeze Mr. Robins bank accounts.  The Biomoda Plaintiffs also seek to recover monies and assets improperly taken from Biomoda.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOMODA, INC.

Date: August 15, 2007	By:	/s/ John J. Cousins
John J. Cousins
President

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